FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT is between _____________ (LENDER), FIIC Holding, Inc. (DEBTOR), and Wade Estep (ESCROW AGENT).

Simultaneously with the making of this Agreement, Lender and Debtor have entered into a Convertible Promissory Note (the Note) by which______________ will lend to Debtor the loan amount: _______________ _______________ _______________

The closing will take place on May 1, 2006, at 11:30 a.m., at the offices of FIIC Holding, Inc, located at 1585 Bethel Road or at such other time and place as Lender and Debtor may jointly designate in writing. Pursuant to the Convertible Promissory Note, Lender must deposit $_______________ as Note Proceeds in a designated Huntington National Bank Escrow account to be held in escrow by Escrow Agent.

The $_______________ Note proceeds referred to hereinabove has been loaned by the Lender to FIIC Holdings, Inc., Escrow Agent. Escrow Agent acknowledges receipt of $_______________ from Lender by check, and subject to collection of good funds.

If the closing takes place under the Loan agreement terms, Escrow Agent at the time of closing shall pay the amount deposited with him to FIIC Holding, Inc., or in accordance with Lender's written instructions. Escrow Agent shall make simultaneous transfer of the said Loan proceeds to the Debtor.

If the Midas PPM does not go active for any reason under the loan agreement terms within 30 days of the deposit, the Escrow Agent shall continue to hold the amount deposited until receipt of written authorization for its disposition signed by both Debtor and Lender. If there is no resolution to any dispute as to whom Escrow Agent is to deliver the amount deposited to within (7) seven business days, the Escrow Agent shall promptly return the deposited funds to the Lender without recourse or delay.

If Escrow Agent does not receive a proper written authorization from Lender and Debtor, as to the final disposition of the loan proceeds within (7) seven days or if no other written instructions is received by the Lender and Debtor, the Escrow Agent is under no obligation to bring an action or proceeding to deposit the sum held by the Escrow Agent in court, but may continue to hold the deposit until the (30) days closing time frame has expired. At this time the Escrow agent without further notice must return the loan proceeds to the Lender.

Escrow Agent assumes no liability except that of a Stockholder. Escrow Agent's duties are limited to those specifically set out in this Agreement. Escrow Agent shall incur no liability to anyone except for willful misconduct or gross negligence so long as the Escrow Agent acts in good faith. Lender and Debtor release Escrow Agent from any act done or omitted in good faith in the performance of Escrow Agent's duties.

Whereof the parties set their hands and seal this 1st day of May, 2006.

Signed in the presence of:

Witness	Lender
Witness	Debtor
Witness	Agent